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                                                                  Grant Thornton

                                             GRANT THORNTON LLP  Accountants and
                                                         Managements Consultants

                                                         The U.S. Member Firm of
                                                    Grant Thornton International

April 16, 1997



Securities and Exchange Commission
Washington, DC 20549

Re:  Imperial Petroleum Recovery Corporation

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Imperial Petroleum Recovery Corporation dated April 16, 1997, and agree with the statements contained therein.


Very truly yours,


GRANT THORNTON LLP